UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       December 14, 2007
THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio	44143

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       440-461-5000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On December 14, 2007, the Board of Directors of The Progressive Corporation (the “Company”) approved the plans described below. These amendments and restatements of existing plans, each of which becomes effective on January 1, 2008, are principally intended to modify or add provisions that are required or permitted by Section 409A of the Internal Revenue Code and the rules recently promulgated thereunder.
(1)	The Progressive Corporation Executive Deferred Compensation Plan (2008 Amendment and Restatement), a copy of which is attached hereto as Exhibit 10.1. The Executive Deferred Compensation Plan permits certain executives of the Company, including the named executive officers identified in the Company’s Proxy Statement dated March 9, 2007, to defer the receipt of cash bonuses and the vesting of restricted stock awards, subject to the terms and conditions of the plan. Significant changes from the prior version of the plan include the following:
•	Modifying the definitions of the terms of “Change in Control” and “Disability” to comply with Section 409A;

•	Elimination of the right to make early withdrawals from the plan;

•	Permitting the Compensation Committee to approve unscheduled withdrawals in the cases of certain unforeseeable emergencies;

•	Allowing participants to further delay future scheduled distributions under certain conditions;

•	Delaying certain distributions until 6 months after the participant’s termination of employment; and

•	Permitting the Compensation Committee to accelerate distributions when the participant’s balance falls below a certain threshold (currently $15,500) or if necessary for the participant to pay taxes.
(2)	The Progressive Corporation Directors Deferral Plan (2008 Amendment and Restatement), a copy of which is attached hereto as Exhibit 10.2. The Directors Deferral Plan permits non-employee directors of the Company to defer receipt of cash director fees, subject to the terms and conditions of the plan. Although the Company does not currently pay cash fees to directors, this plan governs existing deferrals of such fees from prior years. Significant changes from the prior version of the plan include the following:
•	Addition of provisions for the payout of plan accounts promptly after a “Change in Control”, as defined in Section 409A and the regulations;

•	Allowing participants to further delay future scheduled distributions under certain conditions; and

•	Modification of the provisions regarding distribution on death of the participant.
(3)	The Progressive Corporation Directors Restricted Stock Deferral Plan (2008 Amendment and Restatement), a copy of which is attached hereto as Exhibit 10.3. The Directors Restricted Stock Deferral Plan permits non-employee directors of the Company to defer receipt of restricted stock awards, subject to the terms and conditions of the plan. Restricted stock awards are made to non-employee directors on an annual basis. Significant changes from the prior version of the plan include the following:

•	Modifying the definitions of the terms of “Change in Control” to comply with Section 409A;

•	Allowing participants to further delay future scheduled distributions under certain conditions; and

•	Changing the provisions governing termination of the plan to comply with Section 409A.
Item 9.01    Financial Statements and Exhibits.
(c)   Exhibits
          See exhibit index on page 5.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 20, 2007

THE PROGRESSIVE CORPORATION
By:	/s/ Jeffrey W. Basch
	Name:	Jeffrey W. Basch
	Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under	Form 8-K
Reg. S-K Item 601	Exhibit No.	Description

10	10.1	The Progressive Corporation Executive Deferred Compensation Plan (2008 Amendment and Restatement)

10	10.2	The Progressive Corporation Directors Deferral Plan (2008 Amendment and Restatement)

10	10.3	The Progressive Corporation Director Restricted Stock Deferral Plan (2008 Amendment and Restatement)